As filed with the Securities and Exchange Commission on November 8, 1999

                           Registration No. 333-
                                                ------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 VOICENET, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                           13-3896031
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)

                                1040 First Avenue
                            New York, New York 10022
                                 (212) 572-4861
                     (Address of Principal Executive Office)

                    1998 Stock Option Plan of Voicenet, Inc.
                    ----------------------------------------
                            (Full title of the plan)

                                   FRANK CARR
                          Chairman and Chief Executive
                                 Voicenet, Inc.
                                1040 First Avenue
                            New York, New York 10022
                     (Name and address of agent for service)

                                 (212) 572-4861
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             DAVID E. FLEMING, Esq.
                               Cummings & Lockwood
                               Four Stamford Plaza
                               Stamford, CT 06904
                                 (203) 327-1700


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Title of                  Amount to be      Proposed Maximum Offering        Proposed Maximum           Amount of
Securities to be           Registered           Price Per Share (2)         Aggregate Offering        Registration
Registered                                                                        Price                  Fee (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value    400,000
$.01 per share             shares (1)                $6.00                      $2,400,000               $667.20
--------------------------------------------------------------------------------------------------------------------
Total                      400,000
                           shares                    $6.00                      $2,400,000               $667.20
--------------------------------------------------------------------------------------------------------------------

(1) Consists of 400,000 shares of Common Stock of the Registrant which are issuable upon exercise of options which have been or will be granted under the 1998 Stock Option Plan of Voicenet, Inc. This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h)(1) under the Securities Act and based upon the closing bid price for the Registrant's publicly traded common stock on November 5, 1999.



                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  Note: The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part It of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

  This Registration Statement on Form S-8 of Voicenet, Inc., a Delaware corporation (the "Registrant"), covers 400,000 shares of the Registrant's Common Stock, par value $.0l per share ("Common Stock"), reserved for issuance under the following employee benefit plans of the Registrant (the "Plan"):

        (i) 1998 Stock Option Plan of Voicenet, Inc.

  If necessary for a prospectus to be used for reoffers of the Registrant's Common Stock acquired pursuant to the Plans, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.

                                     PART 11
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The following documents filed by the Registrant with the Commission are incorporated herein by reference:

  (a) The Registrant's prospectus, as amended, filed on October 7, 1997 pursuant to Rule 424(b) under the Securities Act, and all amendments thereto; and

  (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the"Exchange Act"), prior to the date hereof.

  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

21,000 shares of the Registrant's Common Stock are owned by a family investment partnership in which David E. Fleming, a member of Cummings & Lockwood, is also a partner.

Item 6. Indemnification of Directors and Officers

The Registrant's Certificate of Incorporation eliminates, to the fullest extent permitted by the Law of the State of Delaware, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

Section 145(a) of the Delaware General Corporation Law ("DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor... [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper".

      Article NINTH of the Company's Certificate of Incorporation, provides:

       "To the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article Ninth will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification."

Item 7. Exemption from Registration Claimed.

Not Applicable.
Item 8. Exhibits.

     4.1 * 1998 Stock Option Plan of Voicenet, Inc.
     5.1 * Opinion of Cummings & Lockwood as to the legality of the securities being offered.
    23.1 * Consent of Marcum & Kliegmann, LLP with respect to financial statements of the Registrant.
    23.2 * Consent of Cummings & Lockwood (included in Exhibit 5. 1).


-----------------------------

*     Filed herewith.

Item 9. Undertakings.

    (a)    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material changes to such information in the Registration Statement;

      (2) That,for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this

Registration Statement, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 8th day of November, 1999

                                      VOICENET, INC.

                                      By:  /s/ Frank Carr
                                           --------------------
                                           Frank Carr
                                           Chairman and Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of November, 1999.


Signature                        Capacity

/s/ Frank Carr
----------------------           Chairman & Chief               November 8, 1999
Frank Carr                       Executive Officer


/s/ Howard Messer
----------------------           Chief Financial Officer        November 8, 1999
Howard Messer                    & Secretary

/s/ Alan Dawson
----------------------           Director                       November 8, 1999
Alan Dawson

/s/ Christopher Brown
----------------------           Director                       November 8, 1999
Christopher Brown